UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2014

STEWART INFORMATION SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-02658

Delaware	74-1677330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1980 Post Oak Blvd., Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2014, at the annual meeting of stockholders (the “Annual Meeting”) of Stewart Information Services Corporation (the “Company”), the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate cumulative voting (the “Charter Amendment”).

The Charter Amendment was filed with the Delaware Secretary of State on May 7, 2014, and a copy is attached hereto as Exhibit 3.1.

As previously reported, on March 6, 2014, the board of directors of the Company (the “Board”) approved an amendment to the Company’s Amended and Restated By-laws (the “By-laws”) to adopt a majority voting standard in the election of directors for uncontested elections (the “By-law Amendment”).  The effectiveness of the By-law Amendment was conditioned on stockholder approval of the Charter Amendment and the filing of the Charter Amendment with the Delaware Secretary of State. The By-laws were amended by replacing Section 2.7(e) thereof with the following:

“(e) Notwithstanding any provision in these by-laws to the contrary (other than in connection with filling vacancies on the Board of Directors), a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. All votes for election of directors that are cast in person shall be cast by written ballot.”

A copy of the By-laws, as amended, is attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed May 7, 2014.

3.2	Amended and Restated By-laws, as amended, effective as of May 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

Date: May 7, 2014	By:	/s/ J. Allen Berryman
Name: J. Allen Berryman
Title: Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed May 7, 2014.

3.2	Amended and Restated By-laws, as amended, effective as of May 7, 2014.